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                                                                   EXHIBIT 10(c)



                              CONSULTING AGREEMENT

     Agreement made this ____ day of __________, 2002, by and between Merchants & Manufacturers Bancorporation, Inc., a Wisconsin corporation, which maintains its principal office at 14100 West National Ave., New Berlin, Wisconsin, hereafter referred to as "Merchants"; and Duane Bluemke, an individual, who maintains his residence at 4585 Hewitts Point Road, Oconomowoc Wisconsin, hereafter referred to as "Consultant".

                                    RECITALS

     WHEREAS, Merchants is a multi-bank holding company with several wholly-owned banking subsidiaries, of which three were acquired by Merchants from Fortress Bancshares, Inc., an Iowa multi-bank holding company; and

     WHEREAS, Consultant is experienced in the business of banking and would be of substantial value to Merchants and several of its subsidiary banks; and

     WHEREAS, Merchants does desire to engage an independent consultant with the experience and expertise of Consultant to assist in various activities as set forth hereunder; and

     WHEREAS, Consultant is willing to assist Merchants on a nonexclusive basis on certain specific terms and conditions,

     NOW THEREFORE, as an inducement to Consultant to consult with and advise Merchants in those matters which are within the area of his expertise; and for good and other valuable consideration; and on the terms, provisions, and conditions hereof, the parties agree as follows:

                                   SECTION ONE
                           INCORPORATION BY REFERENCE

     The foregoing recitals are incorporated herein by this reference; and this agreement shall be construed by reference thereto.

                                   SECTION TWO
                           NATURE AND TERM OF SERVICE

     Merchants agrees to engage the services of Consultant and Consultant agrees to perform services as Consultant for a term which shall continue from the date hereof for a period of twenty-four (24) months unless terminated by either party for any reason upon written notice, of not less than sixty (60) days.



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     Consultant shall make reasonable efforts to be available to work at reasonable periods of time, upon reasonable notice, for the purposes of performing the services required by Merchants, the nature of which are described more fully in this agreement; upon the specific condition however, that such services shall be within the expertise of consultant as known to Merchants, and as reasonably agreed upon by Merchants and Consultant.

                                  SECTION THREE
                          DUTIES AND RESPONSIBILITIES

     During the term of this agreement the Consultant shall devote his nonexclusive services to the discharge of any duties and responsibilities delegated to him by the Chairman of Merchants, for the purposes contemplated by this agreement and specifically within the expertise of Consultant. Said duties shall include the direct supervision of and chairmanship of the Operating Committee which serves to coordinate activities between the Fortress Bank of Westby, the Fortress Bank of Cresco, and Fortress Bank, N.A.

     Consultant will work closely with the Chairman of Merchants and with other Officers delegated by him in an effort to efficiently and expertly accomplish any task that is delegated to him, but that Consultant will use his own knowledge and skills in the discharge of the duties that are delegated to him, all within reasonable commercial standards and in compliance with all pertinent federal and state banking laws and regulations.

                                  SECTION FOUR
                                  COMPENSATION

     In consideration of all services rendered during the term of this agreement, including any necessary travel time, Consultant shall be compensated at a rate of $10,000.00 per year, which compensation shall be due and payable at the end of each month.

     Merchants will not deduct federal, state, and social security taxes, or workman's compensation, or unemployment insurance premiums, from such compensation, the payment of which shall be the sole and exclusive responsibility of Consultant as an independent contractor. Consultant shall also be responsible for any and all pertinent benefit items including, but not limited to retirement plan contributions, and medical and dental insurance premiums.

                                  SECTION FIVE
                             RELATIONSHIP OF PARTIES

     The parties to this agreement stipulate that Consultant is an individual, and that the relationship created by this agreement is that of a principal-independent contractor; and that Consultant is not an employee of Merchants or any of its subsidiaries; and that




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Consultant is not entitled to benefits normally provided by Merchants to an employee. It is further agreed and understood that by reason of the independent contractor status of consultant, Merchants will not withhold from compensation paid to Consultant any sums for federal and state withholding taxes and/or FICA taxes, and/or unemployment or workmen's compensation insurance.

     Consultant may operate his business for the benefit of others during those periods when consultant is not performing work under this contract for Merchants.

     Consultant will be responsible for, and shall hold Merchants harmless by reason of any negligence, or intentional acts or omissions that may cause damage to any person or party as a result of his performance of this agreement.


                                   SECTION SIX
                                   TERMINATION

     Either party may terminate this agreement upon sixty (60) days written notice to the other. Further, this agreement will terminate upon the death or disability of Consultant.

                                  SECTION SEVEN
                                 CONFIDENTIALITY

     Consultant acknowledges that any information Consultant has obtained or will obtain in the future regarding the operation of Merchants or its affiliates, its products, services, policies or any other aspect of its business is confidential; and shall not be reveled or disclosed to any person, company, or other entity without the express written permission of Merchants. Consultant acknowledges that he is aware of, and will adhere to, the restrictions of the privacy provisions of the Gramm-Leach-Bliley Act, and as amended from time-to-time. This provision shall be in full force and effect from the effective date of this agreement, and shall survive the termination of this agreement unless extended due to the provisions of any pertinent law or statute.

                                  SECTION EIGHT
                             CHANGES AND ALTERATIONS

     No change, alteration, modification, or addition to this agreement shall be effective unless in writing and properly executed by the parties hereto.

                                  SECTION NINE
                                   ASSIGNMENT

     This agreement may not be assigned or otherwise transferred by either party hereto.




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                                   SECTION TEN
                                OTHER AGREEMENTS

     This agreement supersedes all previous agreements and understandings with respect to the matters covered hereby. Agreements dated prior to the execution of this agreement between Consultant and Merchants are hereby amended to conform to this agreement.

                                 SECTION ELEVEN
                                 APPLICABLE LAW

     This agreement and any disputes relating thereto shall be construed under and pursuant to the laws of the State of Wisconsin.

                                 SECTION TWELVE
                            CONTRACT TERMS EXCLUSIVE

     This agreement constitutes the entire agreement between the parties hereto and the parties acknowledge and agree that neither of them has made any representations with respect to the subject matter of this agreement, or any representations inducing the execution and delivery hereof; except as specifically set forth herein; and each of the parties hereto acknowledge that he or it has relied on its own judgment in entering the same.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date first written above.


-------------------------
Duane Bluemke, Consultant


Merchants & Manufacturers Bancorporation, Inc.

By:_________________________
   Michael Murry, Chairman of the Board




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